UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2017

CPI AEROSTRUCTURES, INC.

(Exact Name of Registrant as Specified in Charter)

New York	001-11398	11-2520310
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

91 Heartland Boulevard, Edgewood, New York	11717
(Address of Principal Executive Offices)	(Zip Code)

(631) 586-5200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-10 under the Exchange Act (17 CFR 240.14a-10)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On January 4, 2017, the Compensation Committee of the Board of Directors (the “Committee”) of CPI Aerostructures, Inc. awarded discretionary bonuses to Douglas McCrosson its Chief Executive Officer, and Vincent Palazzolo its Chief Financial Officer, in the amounts of $100,000 and $50,000, respectively, for their performance during 2016. The performance bonus awards are based on quantitative and qualitative achievements by the company during 2016 and will be paid in cash following completion of the annual audit of the company’s 2016 financial statements.

In addition, the Committee increased the annual base salary of Mr. McCrosson by 3.5% to $355,108 and of Mr. Palazzolo by 1% to $280,439. The salary increases are effective as of January 1, 2017.

The Committee also approved the percentage of annual base salary which may be earned by Mr. McCrosson and Mr. Palazzolo during 2017 under their short-term and long-term incentive plans. Mr. McCrosson may earn up to 60% and 75% of his 2017 base salary under his short term and long term incentive plans, respectively, and Mr. Palazzolo may earn up to 45% and 37.5% of his 2017 base salary under his short term and long term incentive plans, respectively. The Committee expects to establish the specific goals of these plans during the first quarter of 2017.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2017	CPI AEROSTRUCTURES, INC.

	By:	/s/ Vincent Palazzolo
Vincent Palazzolo Chief Financial Officer

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